Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in registration statement (No. 333-219626) on Form S-8 of RBB Bancorp and Subsidiaries of our report dated March 27, 2019 relating to our audit of the consolidated financial statements appearing in this Annual Report on Form 10-K for the year ended December 31, 2018.

Laguna Hills, California

March 16, 2020